UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of earliest event reported) February 22, 2016

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Term Loan Credit Facility

On February 22, 2016, Weyerhaeuser Company (“Weyerhaeuser Company” and, together with its subsidiaries, “Weyerhaeuser”) entered into a $600.0 million, 18 month senior unsecured Term Loan Agreement (the “Term Loan Agreement”) with The Bank of Nova Scotia, as lender, that will mature in August 2017. The loan made pursuant to the Term Loan Agreement, which was borrowed by Weyerhaeuser Company on February 23, 2016, will be used to provide Weyerhaeuser with financing for general corporate purposes, which may include share repurchases by Weyerhaeuser Company. Borrowings under the Term Loan Agreement bear interest at a floating rate based on LIBOR or, under certain limited circumstances, a base rate (as defined in the Term Loan Agreement) plus a spread that will vary depending upon the credit rating assigned to Weyerhaeuser Company’s long-term senior unsecured debt from time to time.

Covenants:

Under the Term Loan Agreement, key covenants include requirements to maintain:

•	a minimum defined net worth of $3.0 billion,

•	a defined debt-to-total-capital ratio of 65 percent or less, and

•	ownership of, or long-term leases on, no less than four million acres of timberlands.

Weyerhaeuser Company’s defined net worth consists of:

•	total Weyerhaeuser shareholders’ interest,

•	excluding accumulated comprehensive income (loss) related to pension and postretirement benefits,

•	minus Weyerhaeuser’s investment in its unrestricted subsidiaries.

Total Weyerhaeuser Company capitalization consists of:

•	total Weyerhaeuser debt,

•	plus total defined net worth.

As of December 31, 2015, Weyerhaeuser Company had:

•	a defined net worth of $6.3 billion, and

•	a defined debt-to-total-capital ratio of 44 percent.

In connection with entry into the Term Loan Agreement, Weyerhaeuser Company and its subsidiary Weyerhaeuser NR Company (“WNR”) entered into a claim agreement pursuant to which the lender under the Term Loan Agreement will have claims enforceable against WNR for payment of obligations under the Term Loan Agreement to the same extent that holders of certain debt securities issued by Weyerhaeuser Company have successfully asserted claims, if any, enforceable against WNR for the payment of such debt securities by reason of any assumption agreement entered into between WNR and Weyerhaeuser Company pursuant to which WNR assumed the performance of payment obligations of Weyerhaeuser Company in respect of such debt securities.

The Term Loan Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Term Loan Agreement contained herein is a summary and is qualified in its entirety by reference to the Term Loan Agreement. The Term Loan Agreement has been included to provide investors with information regarding the terms of the borrowing made under the agreement and is not intended to provide any factual information about Weyerhaeuser. The Term Loan Agreement contains representations and warranties that Weyerhaeuser has made to the lender as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the Term Loan Agreement and may have been used to allocate risk between the parties rather than to establish matters as fact. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure included above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following item is filed as an exhibit to this report:

10.1	Term Loan Agreement dated as of February 22, 2016 between Weyerhaeuser Company, as borrower, and The Bank of Nova Scotia, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/s/ Devin W. Stockfish
Name:	Devin W. Stockfish
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: February 23, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Agreement dated as of February 22, 2016 between Weyerhaeuser Company, as borrower, and The Bank of Nova Scotia, as lender.